Filed Pursuant to Rule 433

Registration No. 333-169514

Anheuser-Busch InBev Worldwide Inc.

Pricing Term Sheet

July 11, 2012

$1,500,000,000 0.800% Notes due 2015

Issuer:	Anheuser-Busch InBev Worldwide Inc.

Guarantors:	Anheuser-Busch InBev SA/NV, Brandbrew S.A., Cobrew NV/SA, Anheuser-Busch Companies, LLC

Issuer Rating*	A3 (positive outlook) at Moody’s / A (stable outlook) at S&P

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	July 11, 2012

Settlement Date:	(T+3); July 16, 2012

Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBS Securities Inc., SG Americas Securities, LLC

Business Days:	New York, London, Brussels

Listing:	NYSE

Principal Amount:	$1,500,000,000

Maturity:	July 15, 2015

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	January 15 and July 15

First Payment Date:	January 15, 2013

Coupon:	0.800%

Benchmark Treasury:	0.375% due June 15, 2015

Benchmark Yield:	0.362%

Spread to Benchmark:	+50 bps

Yield to Maturity:	0.862%

Price to Public:	99.817%

Make-Whole Call:	+10 bps

CUSIP:	03523TBM9

ISIN:	US03523TBM99

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Barclays Capital Inc. toll-free at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611 or J.P. Morgan Securities LLC at 1-212-834-4533.

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

2

Filed Pursuant to Rule 433

Registration No. 333-169514

Anheuser-Busch InBev Worldwide Inc.

Pricing Term Sheet

July 11, 2012

$2,000,000,000 1.375% Notes due 2017

Issuer:	Anheuser-Busch InBev Worldwide Inc.

Guarantors:	Anheuser-Busch InBev SA/NV, Brandbrew S.A., Cobrew NV/SA, Anheuser-Busch Companies, LLC

Issuer Rating*	A3 (positive outlook) at Moody’s / A (stable outlook) at S&P

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	July 11, 2012

Settlement Date:	(T+3); July 16, 2012

Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBS Securities Inc., SG Americas Securities, LLC

Business Days:	New York, London, Brussels

Listing:	NYSE

Principal Amount:	$2,000,000,000

Maturity:	July 15, 2017

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	January 15 and July 15

First Payment Date:	January 15, 2013

Coupon:	1.375%

Benchmark Treasury:	0.750% due June 30, 2017

Benchmark Yield:	0.635%

Spread to Benchmark:	+80 bps

Yield to Maturity:	1.435%

Price to Public:	99.712%

Make-Whole Call:	+12.5 bps

CUSIP:	03523TBN7

ISIN:	US03523TBN72

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Barclays Capital Inc. toll-free at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611 or J.P. Morgan Securities LLC at 1-212-834-4533.

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

2

Filed Pursuant to Rule 433

Registration No. 333-169514

Anheuser-Busch InBev Worldwide Inc.

Pricing Term Sheet

July 11, 2012

$3,000,000,000 2.500% Notes due 2022

Issuer:	Anheuser-Busch InBev Worldwide Inc.

Guarantors:	Anheuser-Busch InBev SA/NV, Brandbrew S.A., Cobrew NV/SA, Anheuser-Busch Companies, LLC

Issuer Rating*	A3 (positive outlook) at Moody’s / A (stable outlook) at S&P

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	July 11, 2012

Settlement Date:	(T+3); July 16, 2012

Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBS Securities Inc., SG Americas Securities, LLC

Business Days:	New York, London, Brussels

Listing:	NYSE

Principal Amount:	$3,000,000,000

Maturity:	July 15, 2022

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	January 15 and July 15

First Payment Date:	January 15, 2013

Coupon:	2.500%

Benchmark Treasury:	1.750% due May 15, 2022

Benchmark Yield:	1.505%

Spread to Benchmark:	+105 bps

Yield to Maturity:	2.555%

Price to Public:	99.518%

Make-Whole Call:	+15 bps

CUSIP:	03523TBP2

ISIN:	US03523TBP21

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Barclays Capital Inc. toll-free at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611 or J.P. Morgan Securities LLC at 1-212-834-4533.

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

2

Filed Pursuant to Rule 433

Registration No. 333-169514

Anheuser-Busch InBev Worldwide Inc.

Pricing Term Sheet

July 11, 2012

$1,000,000,000 3.750% Notes due 2042

Issuer:	Anheuser-Busch InBev Worldwide Inc.

Guarantors:	Anheuser-Busch InBev SA/NV, Brandbrew S.A., Cobrew NV/SA, Anheuser-Busch Companies, LLC

Issuer Rating*	A3 (positive outlook) at Moody’s / A (stable outlook) at S&P

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	July 11, 2012

Settlement Date:	(T+3); July 16, 2012

Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBS Securities Inc., SG Americas Securities, LLC

Business Days:	New York, London, Brussels

Listing:	NYSE

Principal Amount:	$1,000,000,000

Maturity:	July 15, 2042

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	January 15 and July 15

First Payment Date:	January 15, 2013

Coupon:	3.750%

Benchmark Treasury:	3.125% due February 15, 2042

Benchmark Yield:	2.601%

Spread to Benchmark:	+120 bps

Yield to Maturity:	3.801%

Price to Public:	99.092%

Make-Whole Call:	+20 bps

CUSIP:	03523TBQ0

ISIN:	US03523TBQ04

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Barclays Capital Inc. toll-free at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611 or J.P. Morgan Securities LLC at 1-212-834-4533.

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

2